Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 14, 2023, with respect to the consolidated financial statements of Sonnet BioTherapeutics Holdings, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

November 26, 2024